                                                                   EXHIBIT 10.50


                               PLEDGE AGREEMENT

     This Pledge Agreement is entered into as of December 31, 1997, between ANNIE'S HOMEGROWN, INC., a Delaware corporation (the "Secured Party") and Andrew
M. Martin ("Pledgor").

                                   AGREEMENT
                                   ---------

     In consideration of Pledgor's Secured Promissory Note of even date herewith (the "Note"), the parties agree as follows:

     Security Interest.  Pursuant to the provisions of the California Commercial
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Code, Pledgor hereby grants to the Secured Party, and the Secured Party hereby accepts, a present security interest in 25,000 shares of the common stock of Annie's Homegrown, Inc. (the "Shares"), to secure payment of the obligations to the Secured Party under the Note. Pledgor herewith delivers to the Secured Party stock certificate No. _____, representing the Shares, issued in the name of Pledgor, together with a fully executed Assignment Separate From Certificate in the form of Exhibit A hereto; to be held in pledge pursuant to the terms of
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this Agreement.

     Representations and Warranties. Pledgor hereby represents and warrants to
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the Secured Party that (i) Pledgor is the owner of the Shares; (ii) Pledgor has obtained all consents necessary to pledge the Shares as provided herein and otherwise has the power to execute, deliver and perform this Agreement and the Note; and, (iii) Pledgor shall not to grant or create, nor attempt to grant or create, any security interest, claim, lien, pledge or other encumbrance with respect to the Shares until the all principal and interest due under the Note has been paid in full.

     Rights on Default.  In the event of default by Pledgor under the Note, the
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Secured Party and its assigns shall have full power to sell, assign and deliver the whole or any part of the Shares at any broker's exchange or elsewhere, at public or private sale, at the option of the Secured Party or its assigns, in order to satisfy any part of the obligations of Pledgor now existing or hereinafter arising under the Note should payment of such obligations be in default. On any such public sale, the Secured Party or its assigns may purchase all or any part of the Shares. In addition, at its sole option, the Secured Party may elect to retain the Shares in satisfaction of Pledgor's obligation under the Note, in accordance with the provisions and procedures set forth in the California Commercial Code.

     Additional Remedies.  The rights and remedies granted to the Secured Party
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herein upon default shall be in addition to all the rights, powers and remedies of the Secured Party under the California Commercial Code and applicable law, and such rights, powers and remedies shall be exercisable by the Secured Party with respect to all of the Shares. The Secured Party's reasonable expenses of holding and qualifying the Shares for resale or other disposition, and selling or otherwise disposing of the Shares, including attorneys' fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition of the Shares. All rights, powers and remedies of the Secured Party shall be cumulative and not alternative. Any forbearance or failure or delay by the Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder shall not preclude the further exercise thereof.

     Dividends.  All dividends hereinafter declared on or payable with respect
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to the Shares during the term of this pledge, if any, shall be immediately delivered to the Secured Party to be held in pledge hereunder.

     Voting.  Pledgor shall be entitled to vote the Shares.
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     Adjustments.  In the event that during the term of this pledge, any stock
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dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Shares, or if warrants or any other rights, options or securities are issued in connection with the Shares, all new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities, shall be immediately pledged to the Secured Party in the same manner as the Shares are pledged hereunder.

     Release of Security Interest. Upon request, the Secured Party will release
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a pro rata portion of the Shares as set forth above if a partial payment of principal has been made under the Note.

     Successors and Assigns.  This Agreement shall inure to the benefit of the
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respective heirs, personal representatives, successors and assigns of the parties hereto.

     Governing Law; Severability. This Agreement shall be governed by and
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construed in accordance with the laws of State of California as applied to contracts entered into and to be performed entirely within that state. If any provision hereof is in conflict with any statute or rule of California or otherwise is unenforceable for any reason, then such provisions shall be deemed separable from and shall not invalidate any other provision of this Agreement.

     Modification. This Agreement shall not be amended without the written
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consent of both parties hereto.

     Entire Agreement.  This Agreement constitutes the entire agreement of the
     ----------------
parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PLEDGOR:



___________________________
ANDREW M. MARTIN




SECURED PARTY:



ANNIE'S HOMEGROWN, INC.



____________________________
By:  Neil Raiff
Its:  Chief Financial Officer